Exhibit (h)(8)

SECOND AMENDMENT TO

AGENCY SERVICES AGREEMENT

This Second Amendment (“Amendment”) to the AGENCY SERVICES AGREEMENT, dated July 22, 2025, (the “Agreement”) between JPMORGAN CHASE BANK, N.A. (the “J.P. Morgan”) and NORTHERN FUNDS (the “Trust”), severally and for and on behalf of its series listed on Appendix A of the Agreement (each a “Fund” and together the “Funds”), is entered into and shall be effective as of July 29, 2026 (the “Effective Date”), by the same parties.

W I T N E S S E T H:

WHEREAS, the Trust and J.P. Morgan entered into the Agreement;

WHEREAS, the Trust requests that J.P. Morgan provide its services for Northern Trust 2031 Inflation-Linked Distributing Ladder ETF, Northern Trust 2036 Inflation-Linked Distributing Ladder ETF, Northern Trust 2046 Inflation-Linked Distributing Ladder ETF, Northern Trust 2056 Inflation-Linked Distributing Ladder ETF, Northern Trust 2031 Tax-Exempt Distributing Ladder ETF, Northern Trust 2036 Tax-Exempt Distributing Ladder ETF, Northern Trust 2046 Tax-Exempt Distributing Ladder ETF, Northern Trust 2056 Tax-Exempt Distributing Ladder ETF, Northern Trust New York Intermediate Tax-Exempt Bond ETF, Northern Trust California Intermediate Tax-Exempt Bond ETF, Northern Trust Equity Income ETF as new funds (the “New Funds”) under the terms and conditions set forth in the Agreement (“Services”); and

WHEREAS, J.P. Morgan agrees to provide the Services pursuant to the terms and conditions set forth in the Agreement with respect to the New Funds.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement.

2.	Amendments. The Agreement shall be amended as follows:

(A)	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the updated and revised Appendix A attached hereto.

(B)	Save as amended by this Amendment, the Agreement shall remain in full force and effect.

3.

Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by both parties.

6.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

NTAC:3NS-20

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NORTHERN FUNDS	JPMORGAN CHASE BANK, N.A.

By: /s/ Kevin P. O’Rourke	By: /s/ Adam King
Name: Kevin P. O’Rourke	Name: Adam King
Title: President	Title: Executive Director

NTAC:3NS-20

AGENCY SERVICES AGREEMENT

APPENDIX A

LIST OF ETF SERIES

Northern Trust Short-Term Tax-Exempt Bond ETF

Northern Trust Intermediate Tax-Exempt Bond ETF

Northern Trust Tax-Exempt Bond ETF

Northern Trust 2030 Tax-Exempt Distributing Ladder ETF

Northern Trust 2035 Tax-Exempt Distributing Ladder ETF

Northern Trust 2045 Tax-Exempt Distributing Ladder ETF

Northern Trust 2055 Tax-Exempt Distributing Ladder ETF

Northern Trust 2030 Inflation-Linked Distributing Ladder ETF

Northern Trust 2035 Inflation-Linked Distributing Ladder ETF

Northern Trust 2045 Inflation-Linked Distributing Ladder ETF

Northern Trust 2055 Inflation-Linked Distributing Ladder ETF

Northern Trust US Equity ETF

Northern Trust 2031 Inflation-Linked Distributing Ladder ETF*

Northern Trust 2036 Inflation-Linked Distributing Ladder ETF*

Northern Trust 2046 Inflation-Linked Distributing Ladder ETF*

Northern Trust 2056 Inflation-Linked Distributing Ladder ETF*

Northern Trust 2031 Tax-Exempt Distributing Ladder ETF*

Northern Trust 2036 Tax-Exempt Distributing Ladder ETF*

Northern Trust 2046 Tax-Exempt Distributing Ladder ETF*

Northern Trust 2056 Tax-Exempt Distributing Ladder ETF*

Northern Trust New York Intermediate Tax-Exempt Bond ETF*

Northern Trust California Intermediate Tax-Exempt Bond ETF*

Northern Trust Equity Income ETF*

* Added pursuant to this Amendment

NTAC:3NS-20